For Immediate Release:
January 7, 2003


DICE INC. STOCK TO BE LISTED ON NASDAQ SMALLCAP MARKET VIA EXCEPTION

New York, NY-- January 7, 2003--Dice Inc. (NASDAQ: DICE), the leading provider of online recruiting services for technology professionals, received on January 6, 2003 a Nasdaq Listing Qualifications Panel Determination that effective at the open of business on January 9, 2003 its common stock will be listed on The Nasdaq SmallCap Market via an exception from the minimum bid price requirement and the minimum shareholders' equity requirement for continued listing set forth in Marketplace Rules 4310(c)(4) and 4310(c)(2).

Dice Inc. was granted a temporary exception from these standards subject to the Company meeting certain conditions by January 31, 2003 and others by March 28, 2003. The exception will expire on March 28, 2003. In the event the Company is deemed to have met the terms of the exception, it shall continue to be listed on The Nasdaq SmallCap Market. The Company will endeavor to meet these conditions; however, there can be no assurance that it will do so. If at some future date the Company's securities should cease to be listed on The Nasdaq SmallCap Market, they may continue to be listed in the OTC-Bulletin Board. For the duration of the exception, the Company's Nasdaq symbol will be DICEC.

On October 8, 2002 and November 13, 2002, respectively, the Company received Nasdaq Staff Determinations that it had failed to meet the $3.00 minimum bid price requirement and the $15 million market value of publicly held shares requirement for continued listing on The Nasdaq National Market set forth in Marketplace Rules 4450(b)(4) and 4450(b)(3) and that its common stock was therefore subject to delisting. On October 14, 2002, the Company requested a hearing before a Nasdaq Listing Qualifications Panel which stayed the delisting until the Panel's Determination. The hearing was held on November 21, 2002.

About Dice Inc.
Dice Inc. (NASDAQ: DICE, http://about.dice.com) is the leading provider of online recruiting services for technology professionals. Dice Inc. provides services to hire, train and retain technology professionals through dice.com, the leading online technology-focused job board, as ranked by Media Metrix and IDC, and MeasureUp, a leading provider of assessment and preparation products for technology professional certifications.

Corporate Profile
Dice Inc.'s corporate profile can be viewed at http://about.dice.com.

This press release contains forward-looking information about the company meeting certain conditions specified by Nasdaq. Such forward-looking statements are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements may be significantly and materially impacted by certain risks and uncertainties, including, but not limited to, failure to meet operating objectives or to execute the operating plan, competition, and other economic factors. Such risks and uncertainties are described in the company's public filings with the Securities and Exchange Commission. Any forward-looking information in or referred to by this press release is current only as of the date of publication, and Dice Inc. disclaims any obligation to update this information, except as required by law.



Company Contact Information                         Media Contact Information
Michael P. Durney                                   Claudine Cornelis
Senior Vice President, Finance and                  Stephanie Sampiere
Chief Financial Officer                             FD Morgen-Walke
                                                    tel: 212-850-5600
Constance Melrose
Vice President, Treasury and                        Investor Relations Contact
   Investor Relations                                 Information
Dice Inc.                                           Richard Schineller
ir@dice.com                                         3rd Millennium
-----------                                         rich@3rd-mm.com
tel: 212-725-6550                                   tel: 973-244-7800, ext. 1711